UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2012

CBRE GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32205	94-3391143
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11150 Santa Monica Boulevard, Suite 1600, Los Angeles, California		90025
(Address of Principal Executive Offices)		(Zip Code)

(310) 405-8900

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

This Current Report on Form 8-K is filed by CBRE Group, Inc., a Delaware corporation (which we may refer to as “we”, “us”, “our” or the “Company”), in connection with the matters described herein.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

(e)	Deferred Compensation Plan:

On March 6, 2012, our Chief Executive Officer approved an amendment and restatement of the Company’s Deferred Compensation Plan (the “DCP”), effective April 15, 2012, pursuant to authority delegated to him by the Board of Directors. At the end of 2008, the Company had suspended accepting deferrals to the DCP.

The DCP provides an opportunity for certain highly compensated employees (including our executive officers) and non-employee directors to elect to defer a portion of their compensation to future years. The DCP will be administered by our Chief Executive Officer or a committee selected by our Chief Executive Officer (the “Committee”). The Committee in its discretion will select which persons can participate in the DCP and for which calendar year(s). Participants in the DCP will make an irrevocable election whether to defer a portion of their compensation with respect to a particular calendar year and whether to receive distributions of their deferred amounts (plus accrued interest) from a certain calendar year in: (a) a lump sum, either (i) 5 years after the year in which the deferral was effective, (ii) 7 years after the year in which the deferral was effective, or (b) a lump sum 6 months after the participant’s separation from service, or (c) annual installments over the five years after the end of the year of the participant’s separation from service. If option (a) of the preceding sentence is selected, distributions of the entire deferred account balance will instead occur six months after a participant’s separation from service if such separation precedes the designated payment date(s). The DCP will offer a fixed interest rate of return based on a rate of interest determined by the Committee from time to time, which shall initially be based on the Moody’s Seasoned AAA corporate bond yield. The DCP is an unfunded plan and is intended to comply both with the requirements of Section 409A of the Internal Revenue Code of 1986, as amended, and with the Employee Retirement Income Security Act of 1974, as amended.

The foregoing description of the DCP is qualified by reference to the CBRE Deferred Compensation Plan, as Amended and Restated effective April 15, 2012, which is attached hereto as Exhibit 10.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

10.1	CBRE Deferred Compensation Plan, as Amended and Restated effective April 15, 2012

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 12, 2012	CBRE GROUP, INC.

	By:	/s/ GIL BOROK
Gil Borok
Chief Financial Officer